Exhibit 4.1

Execution Version

EFFECTIVE DATE SUPPLEMENTAL INDENTURE

EFFECTIVE DATE SUPPLEMENTAL INDENTURE (this “Effective Date Supplemental Indenture”), dated as of May 9, 2018, among each of the undersigned Guarantors party hereto (the “Initial Guarantors”) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 3, 2018 providing for the issuance of 6.375% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Initial Guarantors and the Trustee hereby enter into this Effective Date Supplemental Indenture, under which the Initial Guarantors shall become party to the Indenture;

WHEREAS, pursuant to this Effective Date Supplemental Indenture, the Initial Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Effective Date Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Initial Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Initial Guarantors hereby agree to become party to the Indenture as Guarantors and to provide unconditional Guarantees on the terms and subject to the conditions set forth in the Indenture including but not limited to Article Twelve thereof.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Initial Guarantors, as such, shall have any liability for any obligations of the Issuer or any the Initial Guarantors under the Notes, any Guarantees, the Indenture or this Effective Date Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. GOVERNING LAW. THIS EFFECTIVE DATE SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS EFFECTIVE DATE SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may sign any number of copies of this Effective Date Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Effective Date Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Effective Date Supplemental Indenture as to the parties hereto and may be used in lieu of the original Effective Date Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes

6. EFFECT OF HEADINGS. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Effective Date Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Initial Guarantors .

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: May 9, 2018

ACCELERATED PROCESS SYSTEMS, INC.
APERGY (DELAWARE) FORMATION, INC.
APERGY FUNDING CORPORATION
APERGY USA, INC.
APERGY BMCS ACQUISITION CORP.
APERGY ARTIFICIAL LIFT, LLC
APERGY ESP SYSTEMS, LLC
APERGY ENERGY AUTOMATION, LLC
HARBISON-FISCHER, INC.
HONETREAT COMPANY
NORRIS RODS, INC.
NORRISEAL-WELLMARK, INC.
PCS FERGUSON, INC.
QUARTZDYNE, INC.
SPIRIT GLOBAL ENERGY SOLUTIONS, INC.
THETA OILFIELD SERVICES, INC.
UPCO, INC.
US SYNTHETIC CORPORATION
WELLMARK HOLDINGS, INC.
WINDROCK, INC.

By:	/s/ Ken Andrews
Name:	Ken Andrews
Title:	Vice President

[Signature Page to Effective Date Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Vice President

[Signature Page to Effective Date Supplemental Indenture]